UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CBRE REALTY FINANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION REGARDING PARTICIPANTS

CBRE Realty Finance, Inc. (“CBF”), its directors and certain of its officers may be deemed to be participants in a solicitation of proxies in connection with CBF’s 2008 annual meeting of stockholders. Each of the directors of CBF and each of the officers of CBF who may be deemed participants in the solicitation are listed below, together with the number of equity securities of CBF beneficially owned by each of these persons as of January 31, 2008.

Name*	Title	Number of Shares Beneficially Owned
Ray Wirta(1)	Chairman of the Board	394,836
Michael Melody(2)	Director	140,987
Douglas Eby(3)(4)	Director	1,098,767
Vincent Costantini(3)(5)	Director	3,667
David Marks(3)(6)	Director	9,667
Ricardo Koenigsberger(3)	Director	667
Kenneth Witkin(7)	Chief Executive Officer, President and Director	109,000
Paul Martin(8)	Executive Vice President	94,400
Thomas Podgorski(9)	Executive Vice President	84,450
Michael Angerthal(10)	Chief Financial Officer, Executive Vice President and Treasurer	91,367
Susan Orr(11)	Senior Vice President and General Counsel	15,800

*	Unless otherwise indicated, the business address and address for all officers and directors is 185 Asylum Street, 31st Floor, Hartford, CT 06103.
(1)

These shares are beneficially owned by The Wirta Trust for which Mr. Wirta has voting and investment power over these shares. Includes (i) 33,333 shares of our common stock purchased by The Wirta Trust in our June 2005 private offering; (ii) 75,000 shares of our common stock purchased by The Wirta Trust on October 3, 2006; (iii) 38,000 shares of our common stock purchased by The Wirta Trust on March 8, 2007; (iv) 40,000 shares of our common stock purchased by The Wirta Trust on May 10, 2007; (v) 14,500 shares of our common stock purchased by The Wirta Trust on May 14, 2007; (vi) 13,788 shares of our common stock purchased by The Wirta Trust on May 22, 2007; (vii) 1,000 shares of our common stock purchased by The Wirta Trust on June 6, 2007; (viii) 39,000 shares of our common stock purchased by The Wirta Trust on June 7, 2007; (ix) 4,800 shares of our common stock purchased by The Wirta Trust on June 8, 2007; (x) 5,200 shares of our common stock purchased by The Wirta Trust on June 11, 2007; (xi) 20,215 shares of our common stock purchased by The Wirta Trust on August 9, 2007; (xii) 30,000 shares of our common stock purchased by The Wirta Trust on August 13, 2007; (xiii) 30,000 shares of our common stock purchased by The Wirta Trust on August 14, 2007; and (xiv) 50,000 shares of our common stock purchased by The Wirta Trust on August 15, 2007.

(2)

Includes 21,420 shares of restricted stock and 23,800 shares of our common stock which may be acquired upon the exercise of vested options at an exercise price of $15.00 per share. Mr. Melody also holds unvested options to purchase 11,900 shares at an exercise price of $15.00 per share. In addition, Mr. Melody purchased (i) 41,667 shares of our common stock in our June 2005 private offering; (ii) 12,500 shares of our common stock on October 3, 2006; (iii) 4,700 shares of our common stock on June 20, 2007; (iv) 5,000 shares of our common stock on June 21, 2007; and (v) 20,000 shares of our common stock on August 10, 2007.

(3)	Represents stock awards of 667 shares of our common stock granted upon completion of our June 2005 private offering to each of our non-excluded directors, which vest one year after the date of grant.
(4)

Includes (i) 66,000 shares of our common stock purchased by Mr. Eby in our June 2005 private offering; and (ii) 134,000 shares of our common stock purchased by TPF, L.P. in our June 2005 private offering for which Mr. Eby has voting and investment power with respect to such shares. Also includes (i) 100,000 shares of our common stock purchased by TPF, L.P. on March 1, 2007; (ii) 50,000 shares of our common stock purchased by TPF, L.P. on March 2, 2007; (iii) 42,000 shares of our common stock purchased by TPF, L.P. on March 6, 2007; (iv) 100,000 shares of our common stock purchased by TPF, L.P. on May 11, 2007; (v) 46,300 shares of our common stock purchased by TPF, L.P. on May 18, 2007; (vi) 77,000 shares of our common stock purchased by TPF, L.P. on May 24, 2007; (vi) 300,000 shares of our common stock purchased by TPF, L.P. on August 10, 2007; (vii) 9,000 shares of our common stock purchased by TPF Diversified, L.P. on August 10, 2007 for which Mr. Eby has voting and investment power with respect to such shares; (viii) 157,850 shares of our common stock purchased by TPF, L.P. on November 16, 2007; (ix) 3,950 shares of our common stock purchased by TPF Diversified, L.P. on November 16, 2007; and (x) 12,000 shares of our common stock purchased by Time Partners LLC on December 17, 2007 for which Mr. Eby has voting and investment power with respect to such shares.

(5)	Includes 3,000 shares of our common stock purchased by Mr. Costantini in our June 2005 private offering.
(6)

Mr. Marks purchased (i) 2,000 shares of our common stock on August 14, 2007; and (ii) 2,000 shares of our common stock on November 15, 2007. Also includes 5,000 shares of our common stock indirectly owned by Mr. Marks.

(7)

Includes 75,000 shares of restricted stock and unvested options to purchase 24,000 shares of our common stock at an exercise price of $5.89 per share. In addition, Mr. Witkin purchased 10,000 shares of our common stock on November 20, 2007.

(8)

Includes 49,700 shares of restricted stock and 17,600 shares of our common stock which may be acquired upon the exercise of vested options at an exercise price of $15.00 per share. Mr. Martin also holds unvested options to purchase 8,800 shares at an exercise price of $15.00 per share. In addition, Mr. Martin purchased (i) 10,000 shares of our common stock in our June 2005 private offering; (ii) 4,600 shares of our common stock on March 2, 2007; and (iii) 3,700 shares of our common stock on March 22, 2007.

(9)

Includes 49,700 shares of restricted stock and 17,600 shares of our common stock which may be acquired upon the exercise of vested options at an exercise price of $15.00 per share. Mr. Podgorski also holds unvested options to purchase 8,800 shares at an exercise price of $15.00 per share. In addition, Mr. Podgorski purchased 8,350 shares of our common stock in our June 2005 private offering.

(10)

Includes 46,667 shares of restricted stock and 16,666 shares of our common stock which may be acquired upon the exercise of vested options at an exercise price of $15.00 per share. Mr. Angerthal also holds unvested options to purchase 8,334 shares at an exercise price of $15.00 per share. In addition, Mr. Angerthal purchased (i) 11,700 shares of our common stock in our June 2005 private offering; and (ii) 8,000 shares of our common stock on March 1, 2007.

(11)	Includes 15,000 shares of restricted stock. In addition, Ms. Orr purchased 800 shares of our common stock on August 17, 2007.

Biographical Information Regarding Kenneth J. Witkin and Susan M. Orr

Kenneth J. Witkin, our chief executive officer, president and director, joined CBF on September 4, 2007 and Susan M. Orr, our senior vice president and general counsel, joined CBF on February 26, 2007. The following biographical descriptions set forth certain information with respect to these officers, based upon the information furnished by them:

Kenneth J. Witkin, 57, has served as our chief executive officer, president and director since September 4, 2007. Prior to joining CBF, Mr. Witkin served as an executive vice president, senior division executive in the commercial real estate banking group of Bank of America. Prior to the acquisition by Bank of America, Mr. Witkin spent 15 years at FleetBoston Corporation in numerous executive roles. Before joining FleetBoston, he spent seven years as chief operating officer of a private real estate development company. Mr. Witkin is currently a trustee of the Boston’s Children’s Museum and a board member of the Big Apple Circus.

Susan M. Orr, 51, has served as our senior vice president and general counsel since February 26, 2007. Prior to joining CBF, Ms. Orr was a partner in the law firm of Pepe & Hazard LLP where her practice concentrated in commercial real estate finance, workouts and restructuring, acquisitions and sales, leasing, development, and asset management. Ms. Orr is a graduate of Boston University School of Law and has over 25 years of experience in commercial real estate finance and business law.

CBF plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement (the “2008 Proxy Statement”) relating to its 2008 annual meeting of stockholders, which has not yet been scheduled. Investors should read the 2008 Proxy Statement when it becomes available because it will contain important information. Investors will be able to view the 2008 Proxy Statement for free at the SEC’s website at www.sec.gov and CBF’s website at www.cbrerealtyfinance.com.